                                                                     EXHIBIT 2.4




                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of June 26, 1998 (this "Agreement"), by and among AT&T Wireless Services, Inc., a Delaware corporation ("Wireless"), and Page America Group, Inc. ("Stockholder").

         WHEREAS, Metrocall, Inc. ("MC") and Wireless have entered into a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"), pursuant to which Wireless and certain of its affiliates have agreed to sell their paging and messaging business and a 50KHz/50KHz Narrowband Personal Communications Service license to MC upon the terms and subject to the conditions set forth therein (the "Transaction");

         WHEREAS, as of the date hereof, Stockholder is the beneficial owner of, and has the sole right to vote and dispose of, the number of shares of the common stock, par value $.01 per share, of MC (the "MC Shares") which is set forth opposite such Stockholder's name on the signature page hereof;

         WHEREAS, the issuance of Series C Convertible Preferred Stock of MC as part of the consideration for the Transaction (the "Convertible Preferred Stock") will be subject to approval by MC's stockholders; and

         WHEREAS, as a condition to its willingness to enter into the Stock Purchase Agreement, Wireless has requested that the Stockholder agree to vote its MC Shares as described herein.

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

         1. Representation and Warranty of the Stockholder. The Stockholder represents and warrants to Wireless that:

                 (a) the Stockholder is the beneficial owner of the number of MC Shares set forth opposite its name on the signature page hereof, free of any other limitation or restriction on the right to vote such MC Shares;

                 (b) other than the MC Shares set forth opposite its name on the signature page hereof, the Stockholder does not own, of record or beneficially, any MC Shares;

                 (c) this Agreement has been duly authorized by all necessary action on the part of the Stockholder, has been duly executed by the Stockholder and constitutes a valid and binding agreement of such stockholder enforceable against such stockholder in accordance with its terms; and

                 (d) neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby will (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or other person (except for filings required pursuant to the Securities Exchange Act of 1934) or (ii) conflict with or result in any breach or violation of any provision of any charter, by-law or agreement to which the Stockholder is a party or by which it is bound.

         2. Agreement to Vote or Consent. The Stockholder hereby agrees to attend the meeting of stockholders of MC to be called pursuant to Section
6.5 of the Stock Purchase Agreement (including any adjournment or adjournments thereof) ("MC Meeting"), in person or by proxy, and to vote, or cause to be voted (or, if the stockholders of MC act by written consent, to consent in writing, or cause to consent in writing, with respect to) all MC Shares, whether issued heretofore or hereafter, that the Stockholder owns or has the right to vote or consent: (a) in favor of the issuance of the Convertible Preferred Stock in the Transaction and (b) in favor of a proposed amendment to the Amended and Restated Certificate of Incorporation of MC, as amended, to increase the authorized number of MC Shares to 100,000,000.

         3. Revocation of Proxies and Consents. To the extent inconsistent with Section 2 hereof, the Stockholder hereby revokes any and all previous proxies or written consents with respect to the Stockholder's MC Shares.

         4. Transfer. Nothing contained in this Agreement shall prevent the Stockholder from selling, transferring, pledging or otherwise disposing of, any MC Shares. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto understand that the MC Shares have been pledged by the Stockholder to secure obligations under its Credit Agreement and the Stockholder's obligations hereunder are subject to continued compliance by the Stockholder with its obligations under such Credit Agreement and the Security Agreement related thereto. The Stockholder represents that it presently is in compliance with its obligations under the Credit Agreement and Security Agreement.

         5. Specific Enforcement. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable, in addition to any other remedy which may be available at law or in equity.

         6. Termination. This Agreement shall terminate on the earliest of (i) the conclusion of the MC Meeting (including any adjournment thereof),
(ii) the agreement of the parties hereto to terminate this Agreement, or (iii) termination of the Stock Purchase Agreement, but in any event shall terminate no later than nine (9) months from the date of the Stock Purchase Agreement.
In addition, this Agreement shall terminate with respect to MC Shares when they are no longer beneficially owned by the Stockholder.

         7. Successors and Assigns. This Agreement shall not be assigned, except by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

         8. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally or by nationally recognized overnight courier service, or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

         If to Wireless, to both:

         AT&T Corp.
         295 North Maple Avenue
         Basking Ridge, NJ  07920
         Attention: Michael Waks, Director, Mergers and Acquisitions Facsimile Number: (908) 221-2150

         and

         AT&T Corp.
         295 North Maple Avenue
         Basking Ridge, NJ  07920
         Attention:  Marilyn Wasser, Esq.
         Facsimile Number:  (908) 221-4000

         With copies (which shall not constitute notice) to:

         AT&T Wireless Services, Inc.
         Suite 200
         110 110th Avenue, N.E.
         Bellevue, Washington  98004
         Attn:  Michael C. Schwartz, Esq.
         Facsimile Number:  (425) 990-4634

         and

         Frank C. Woodruff
         Graham & James LLP/Riddell Williams P.S.
         Suite 4500
         1001 Fourth Avenue Plaza
         Seattle, Washington  98154
         Facsimile Number:  (206) 389-1708

         If to the Stockholder, to:

         David A. Barry
         Bariston Associates

         One International Place
         Boston, MA 02110
         Facsimile Number:  (617) 330-8951

         and

         Martin H. Neidell
         Stroock & Stroock Lavan LLP
         180 Maiden Lane
         New York, NY 10038
         Facsimile Number:  (212) 806-6006

         Copy (which shall not constitute notice) to:

         Thomas W. White
         Wilmer, Cutler & Pickering
         2445 M Street, N.W.
         Washington, D.C.  20037
         Facsimile Number:  (202) 663-6363

         9. Amendments. This Agreement may not be amended, changed supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Wireless and the Stockholder.

         10. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement.

         11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         12. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of the Stockholder and a duly authorized officer of Wireless on the day and year first written above.



                                       AT&T WIRELESS SERVICES, INC.



                                       By: /S/ DAVID J. PESTER
                                           -------------------
                                           Name:  David J. Pester
                                           Title:  Authorized Signatory

MC Shares Beneficially Owned:          PAGE AMERICA GROUP, INC.
-----------------------------
3,161,856*

                                       By:  /S/ DAVID A. BARRY
                                            ------------------
                                            Name:  David A. Barry
                                            Title:  Chairman & CEO




* In addition, PageAmerica owns shares of Series B Junior Convertible Preferred Stock which are convertible into Common Stock but do not have voting rights on the matters covered by this Agreement.